EXHIBIT 20.1




                         MDSI MOBILE DATA SOLUTIONS INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MDSI Mobile Data Solutions Inc. (the "Company") will be held at the Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia, on June 5, 2003, at 10:00 a.m. (local time), for the following purposes:

     1.   To receive the Report of the Directors;

     2. To receive the audited Financial Statements of the Company for the fiscal year ended December 31, 2002, together with the report of the auditors thereon;

     3.   To appoint auditors for the ensuing year;

     4.   To elect Directors for the ensuing year;

     5. To consider any amendment to or variation of a matter identified in this Notice; and

     6. To transact such further or other business as may properly come before the meeting or any adjournment thereof.


The Annual Report containing the Directors' Report to the Shareholders and the Financial Statements of the Company for the fiscal year ended December 31, 2002, including the auditors' report thereon, to be laid before the meeting, accompany this Notice.

Shareholders who are unable to attend the meeting are requested to complete, date, sign and mail the enclosed form of Proxy in accordance with the instructions set out in the Proxy and in the Management Proxy Circular accompanying this Notice.

DATED at Richmond, British Columbia, this 30th day of April, 2003.


                             BY ORDER OF THE BOARD

                             /s/ Erik Dysthe
                             Erik Dysthe
                             Chairman, President and Chief Executive Officer










================================================================================
If you are a non-registered shareholder of the Company and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or by the other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.
================================================================================

                         MDSI MOBILE DATA SOLUTIONS INC.

                            MANAGEMENT PROXY CIRCULAR
                              as at April 30, 2003
                            (unless otherwise stated)

SOLICITATION OF PROXIES

This Management Proxy Circular is furnished in connection with the solicitation of proxies by the management of MDSI Mobile Data Solutions Inc. ("MDSI" or the "Company") for the use at the Annual Meeting of Shareholders of the Company to be held on June 5, 2003 (the "Meeting") and any adjournment thereof at the time and place and for the purposes set forth in the accompanying Notice of Meeting. While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the directors and regular employees of the Company. All costs of solicitation will be borne by the Company.

APPOINTMENT AND REVOCATION OF PROXIES

The individuals named in the accompanying form of proxy are the Chairman and the Chief Financial Officer of the Company. A shareholder wishing to appoint some other person (who need not be a shareholder) to represent him at the Meeting has the right to do so, either by inserting such person's name in the blank space provided in the form of proxy and striking out the two printed names or by completing another form of proxy. A proxy will not be valid unless the completed and signed form of proxy is received by Computershare Trust Company of Canada, 4th Floor - 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, by 5:00 p.m. of the last business day (excluding Saturdays, Sundays and holidays) preceding the day of the Meeting or any adjournment thereof, or is delivered to the Chairman of the Meeting prior to the commencement of the Meeting or any adjournment thereof.

Pursuant to Section 148(4) of the Canada Business Corporations Act (the "CBCA"), a shareholder who has given a proxy may revoke it by an instrument in writing executed by the shareholder or by the shareholder's attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered either to the registered office of the Company, 2800 - 666 Burrard Street, Vancouver, British Columbia, V6C 2Z7, at any time up to and including the last business day preceding the day of the Meeting, or if adjourned, any reconvening thereof, or to the Chairman of the Meeting on the day of the Meeting or, if adjourned, any reconvening thereof or in any other manner provided by law. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

VOTING OF SHARES REPRESENTED BY PROXY AND DISCRETIONARY POWERS

Shares represented by proxies may be voted by the proxyholder on a show of hands, except where the proxyholder has conflicting instructions from more than one shareholder, in which case such proxyholder will not be entitled to vote on a show of hands. In addition, shares represented by proxies will be voted on any poll. In either case, where a choice with respect to any matter to be acted upon has been specified in the proxy, the shares will be voted or withheld from voting in accordance with the specification so made.

WHERE NO CHOICE HAS BEEN SPECIFIED BY THE SHAREHOLDER IN THE PROXY WITH RESPECT TO ANY MATTER TO BE ACTED UPON, SUCH SHARES WILL BE VOTED IN FAVOUR OF EACH MATTER.

The enclosed form of proxy when properly completed and delivered and not revoked confers discretionary authority upon the person appointed proxy thereunder to vote with respect to amendments or variations of matters identified in the Notice of Meeting, and with respect to other matters which may properly come before the Meeting. In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of the persons designated in the enclosed form of proxy to vote in accordance with their best judgement on such matters or business. At the time of the printing of this Management Proxy Circular, the management of the Company knows of no such amendment, variation or other matter which may be presented to the Meeting.

RECORD DATE AND RIGHT TO VOTE

The record date for the determination of shareholders entitled to receive notice of the Meeting has been fixed at April 22, 2003. Every shareholder of record at the close of business on April 22, 2003 will be entitled to vote either in person or by proxy at the Meeting or any adjournment thereof.

A person duly appointed under an instrument of proxy will be entitled to vote the shares represented thereby only if the proxy is properly completed and delivered in accordance with the requirements set out under the heading "APPOINTMENT AND REVOCATION OF PROXIES" and has not been revoked.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of April 22, 2003, the Company has issued and outstanding 8,202,602 fully paid and non-assessable Common shares, each share carrying the right to one vote. THE COMPANY HAS NO OTHER CLASSES OF VOTING SECURITIES.

To the knowledge of the directors and senior officers of the Company, the only fpersons or companies who beneficially own, directly or indirectly, or exercise control or direction over shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company are(1):

----------------------------------------------------------------------------------------------------------
                        Name                            Approximate Number of Shares          Percentage
----------------------------------------------------------------------------------------------------------
Kern Capital Management, LLC(2)                                   1,288,100                      15.7%
----------------------------------------------------------------------------------------------------------
Seamark Asset Management Ltd.(3)                                  1,110,500                      13.5%
----------------------------------------------------------------------------------------------------------
Howson Tattersall Investment Counsel Limited(4)                    903,495                       11.0%
----------------------------------------------------------------------------------------------------------
Notes:
(1)  Table excludes shares registered in the names of clearing  agencies.  Share information  was obtained  from public  filings made on the dates set forth below.
(2)  Represents  shares  owned by  shareholder  as at  February  14,  2003.
(3)  Represents shares owned by shareholder as at March 11, 2003
(4)  Represents shares owned by shareholder as at October 31, 2002.



ELECTION OF DIRECTORS

The Board of Directors presently consists of six directors. It is intended to determine the number of directors at six and to elect six directors for the ensuing year. See "Corporate Governance - Composition of the Board".

The term of office of each of the present directors expires at the Meeting. The persons named below will be presented for election at the Meeting as management's nominees and the persons named in the accompanying form of proxy intend to vote for the election of these nominees. Management does not contemplate that any of these nominees will be unable to serve as a director. Each director elected will hold office until the next annual meeting of shareholders of the Company or until his successor is elected or appointed, unless his office is earlier vacated in accordance with the By-laws of the Company, or the provisions of the CBCA. Pursuant to Section 171 of the CBCA, the Company is required to have an Audit Committee. As at the date hereof, the members of the Audit Committee are Terrence P. McGarty, Peter Ciceri and David
R. Van Valkenburg. See "Corporate Governance - Audit Committee".

The following table sets out the names of the nominees for election as directors, the country in which each is ordinarily resident, all offices of the Company now held by each of them, their principal occupations, the period of time for which each has been a director of the Company, and the number of Common shares of the Company or any of its subsidiaries beneficially owned by each, directly or indirectly, or over which control or direction is exercised, as at the date hereof.

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Date of        Shares
       Name, Position and                        Principal Occupation or Employment(1)                 Appointment as a   Owned (1)
    Country of Residence (1)                                                                           Director of the
                                                                                                           Company
----------------------------------------------------------------------------------------------------------------------------------
Erik Dysthe                        Chief Executive Officer of the Company from March 2001 to            September 1995     374,894
Director, Chairman, President      present and from 1995 to 1998; President of the Company from
and Chief Executive Officer of     March 2002 to present, Chairman of the Company from 1995 to
the Company                        present.
Resident of Canada
----------------------------------------------------------------------------------------------------------------------------------
Terrence P. McGarty                Chairman and Chief Executive Officer, Zephyr Telecommunications       December 1995       1,170
Director                           Inc., 1998 to 2002; Chairman & Chief Executive Officer, The
Resident of the United States      Telmarc Group Inc., 1992 to 1998.
----------------------------------------------------------------------------------------------------------------------------------
Robert C. Harris, Jr.              Senior Managing Director, Bear, Stearns & Co. Inc., 1997 to           December 1995      50,330
Director                           present; Managing Director, Unterberg Harris, 1989 to 1997.
Resident of the United States
----------------------------------------------------------------------------------------------------------------------------------
Marc Rochefort                     Senior Partner,  Desjardins Ducharme Stein Monast, General               May 1996         1,430
Director                           Partnership, Barristers & Solicitors, 1993 to present.
Resident of Canada
----------------------------------------------------------------------------------------------------------------------------------
Peter Ciceri                       Management Consultant from 2002 to present; Executive-in-residence,      June 2001          Nil
Director                           University of British Columbia,  Faculty of Commerce from 2001
Resident of Canada                 to present; President of Rogers Telecom, Inc. from 2000 to 2001;
                                   President and Managing Director of Compaq Canada Ltd. and
                                   Vice-President Compaq Canada Corporation (US) from 1996 to 2000.
----------------------------------------------------------------------------------------------------------------------------------
David R. Van Valkenburg            Management Consultant from 2000 to present; Executive  Vice              June 2001       15,000
Director                           President,  MediaOne Group,  Inc.,  1999 to 2000;  Executive Vice
Resident of the United States      President, MediaOne International, 1996 to 1999.
----------------------------------------------------------------------------------------------------------------------------------
Notes:
(1)  The  information  as to country of  residence,  principal  occupation,  and shares  beneficially owned is not within the knowledge of the management of the  Company  and  has  been  furnished  by the  respective  nominees.  The principal  occupation  or employment of the directors are for the past five years.  Share  information  does not include  Common  shares  issuable upon exercise of options.


EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Company's compensation program for all executive officers is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is composed of three non-employee directors. During fiscal 2002, the compensation of Erik Dysthe, the Chairman, President and CEO of the Company, Peter Rankin, the Executive Vice President, Operations of the Company, Verne Pecho, Vice President Finance and Administration and Chief Financial Officer of the Company, and Gerald Chew, the President and Chief Operating Officer (COO) of the Company until March 15, 2002 was determined by the Compensation Committee. Erik Dysthe, Peter Rankin, Verne Pecho and Gerald Chew had variable components to their compensation in the past financial year based on certain performance criteria. With respect to compensation for executive officers other than the Chairman, President and CEO, Executive Vice President Operations, CFO and the President and COO, the Compensation Committee reviewed a compensation proposal prepared by the Chairman, President and CEO.

Objectives

The primary objectives of the Company's executive compensation program are to enable the Company to attract, motivate and retain outstanding individuals and to align their success with that of the Company's shareholders through the achievement of strategic corporate objectives and creation of shareholder value. The level of compensation paid to an individual is based on the individual's overall experience, responsibility and performance. The Company's executive compensation program consists of a base salary, performance bonuses and stock options. The Company furnishes other benefits to certain of its officers and other employees.

Executive Salaries

Salary ranges for Mr. Dysthe and the other senior executives are based on salaries paid by major Canadian technology companies for positions similar in magnitude, scope and complexity. Companies used for competitive benchmarking are selected based on business similarity and size. The Compensation Committee reviews the salary of these senior executives annually and makes adjustments within the salary range in order to maintain a competitive position within this marketplace. Mr. Dysthe's compensation is subject to the same annual review, peer position comparisons, and evaluation criteria that are applied to the compensation of the Company's other senior executives. Special emphasis is placed by the Compensation Committee on the performance of Mr. Dysthe with respect to the creation of shareholder value.

Annual Incentives

For the senior executives of the Company, it is the Compensation Committee's policy to tie annual incentive compensation to corporate results and individual performance. The annual incentive amount payable to the senior executives is based entirely or in part on specific objective performance measures. These are the key performance criteria that indicate whether or not, and to what degree, annual objectives have been achieved by the Company as a whole. These targets are reviewed annually. The maximum bonuses payable to senior executives pursuant to the Company's annual incentive plan are up to 80% of base salary.

Long-Term Incentives

The Company also grants stock options to senior executives as a long-term incentive intended to retain and motivate the senior executives into taking actions that enhance shareholder value. The Company's stock option plan serves to bind the interests of the senior executives, and thereby reward teamwork and co-operation. Under the plan, options for the purchase of common shares of the Company may be granted by the Board on the recommendation of the Compensation Committee to key executive personnel at prices equal to the market price of the common shares on the date that the options are granted. Market price is defined as the closing price as reported for the business day immediately preceding the grant date on the TSX, or in the case of US-based executives, Nasdaq. The number of options issued to each senior executive is based on guidelines established by the Compensation Committee as well as industry benchmarks. The options are exercisable during a period not exceeding five years from the date of grant and usually vest over a three or four year period.

Chief Executive Officers and Executive Officers

There are currently 15 executive officers of the Company. For purposes of this section, "executive officer" of the Company means an individual who at any time during the year was the Chairman or a Vice-Chairman of the board of directors, where such person performed the functions of such office on a full-time basis; the President; any Vice-President in charge of a principal business unit such as sales, finance or production; any officer of the Company or of a subsidiary of the Company; and any other person who performed a policy-making function in respect of the Company.

Employment Agreements

The Company has entered into employment agreements with each of its Named Executive Officers (as hereinafter defined) except David Haak and Tommy Lee.
These agreements provide for base salaries and incentive plan bonuses as approved by the Board of Directors of the Company, medical and dental benefits and reimbursement for certain expenses approved by the Company.

Termination Arrangements

The Company may terminate any of its officers for cause without any payment of any kind of compensation, except for such compensation earned to the date of such termination. The Company may terminate any of its officers without cause by giving notice and upon payment of all salary and bonuses owing up to the date of termination and a lump sum termination payment equal to amounts ranging up to two times base annual salary and current bonus. Any officer may terminate his or her employment with the Company at any time by giving four, or in certain cases, eight weeks written notice, to the Board of Directors of the Company. The employment agreements of certain officers, including Mr. Dysthe, provide that in the event of a takeover or change of control of the Company, they may elect to terminate their employment and receive, in addition to compensation earned to the date of their termination, a lump sum payment equal to their annual base salary, or in the case of one senior officer, two times his annual base salary. The Company's employment agreements with certain of its officers also provide for the acceleration of options in the event of termination without cause, and in certain cases, in the event of a takeover or change in control of the Company.

Pension Arrangements

The Company and its subsidiaries do not have any pension arrangements in place for the Named Executive Officers or any other officers.

Summary Compensation Table

The following table sets forth all compensation paid during the fiscal years ended December 31 2002, 2001 and 2000 in respect of each individual who, at any time during fiscal 2002, served as the Company's Chief Executive Officer, the four most highly compensated executive officers other than the Chief Executive Officer whose total salary and bonus exceeded $100,000 for fiscal 2002 who were serving as executive officers as at December 31, 2002 and two individuals who would have been among the foregoing but for the fact that such individuals were not employed by the Company at December 31, 2002 (collectively "Named Executive Officers") and one additional individual who would have been among the foregoing but for the fact that the individual was not employed by the Company as at December 31, 2002 (the "Additional Officer"):

--------------------------------------------------------------------------------------------------------------------------------
                                                                 Annual Compensation                 Long Term         Other
                                                                                                   Compensation     Compensation
                                                                                                      Awards
                                                         ------------------------------------     ----------------
                                                                                   Other Annual     Securities
                                       Years Ending      Salary         Bonus      Compensation    Under Options       (US$)
Name and Principal Position             December 31       (US$)         (US$)          (US$)            (#)
--------------------------------------------------------------------------------------------------------------------------------
Erik Dysthe                                2002          177,632        19,032          N/A           100,000               -
Chairman & Chief Executive Officer         2001          123,011             -          N/A            10,000               -
                                           2000           25,953(1)          -          N/A             3,000               -
--------------------------------------------------------------------------------------------------------------------------------
Peter H. Rankin(2)                         2002          139,568             -          N/A                 -               -
Executive Vice President, Operations       2001           92,668             -          N/A            70,000               -
                                           2000                -             -          N/A                 -               -
--------------------------------------------------------------------------------------------------------------------------------
Gerald F. Chew(3)                          2002          40,504         45,677          N/A                 -         227,500(4)
President and Chief Operating Officer      2001          64,612              -        81,500          215,000          75,000
                                           2000          63,500              -          N/A             3,000               -
--------------------------------------------------------------------------------------------------------------------------------
David Haak                                 2002          151,250        72,651          N/A                 -               -
Vice President Sales, Americas             2001          134,000        81,241          N/A             5,000               -
                                           2000          120,000        81,568          N/A               Nil               -
--------------------------------------------------------------------------------------------------------------------------------
Gene Mastro(5)                             2002          128,831       891,690          N/A                 -         199,500(4)
Senior Vice President, Sales               2001          246,090       106,173          N/A            10,000               -
                                           2000          190,000        17,100           -                Nil               -
--------------------------------------------------------------------------------------------------------------------------------
Tom Lawdensky (6)                          2002           58,597             -          N/A                 -           90,207(4)
Vice President, Technology                 2001          120,560         4,250          N/A             2,500                -
                                           2000          110,000         3,850          N/A                 -                -
--------------------------------------------------------------------------------------------------------------------------------
Glenn Kumoi                                2002          125,662             -          N/A            12,000                -
Senior Vice President and Chief            2001          120,787         5,815          N/A             5,000                -
Legal Officer                              2000          101,097         9,099          N/A                 -                -
--------------------------------------------------------------------------------------------------------------------------------
Tommy Lee                                  2002          126,880             -          N/A             4,250                -
Senior Vice President                      2001          101,764         5,815          N/A            10,000                -
Product Development                        2000          101,097         9,099          N/A                 -                -
--------------------------------------------------------------------------------------------------------------------------------
(1)  Represents  compensation received by Mr. Dysthe in his capacity as Chairman of the Board and a director of the Company.
(2)  Had Mr. Rankin been employed for the full year ended  December 31, 2001 his salary would have been US$142,146.
(3)  Includes  consulting  fees of  US$75,000  paid  to Mr.  Chew in 2001 in his capacity as a director. Includes salary earned until Mr. Chew's resignation on March 15,  2002.  If Mr.  Chew had been  employed by the Company for the full year ended December 31, 2002 his salary would have been US$152,256.
(4)  Represents severance paid in 2002.
(5)  Includes salary earned until Mr.  Mastro's  resignation on May 31, 2002. If
     Mr.  Mastro  had been  employed  by the  Company  for the full  year  ended
     December 31, 2002 his salary would have been US$199,500.
(6)  Mr.  Lawdensky is the Additional  Officer.  Had Mr. Lawdensky been employed for the full year  ended  December  31,  2002 his  salary  would  have been
     US$120,120.

Stock Options

The following table sets forth stock options granted by the Company during the financial year ended December 31, 2002 to any of the Named Executive Officers:


                           Option Grants During the Fiscal Year Ended December 31, 2002

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Potential Realized Value at
                                                   % of Total                                             Assumed Annual Rates of
                                    Securities       Options                                              Stock Price Appreciation
                                      Under        Granted to      Exercise or      Expiration Date           for Option Term
                                     Options        Employees     in Base Price                          --------------------------
Name                                 Granted(#)    Fiscal Year    ($/Security)
                                                                                                          5% Growth     10% Growth
                                                                                                            (US$)          (US$)
-----------------------------------------------------------------------------------------------------------------------------------
Erik Dysthe                           50,000          20.1%           $4.20         January 29, 2007       $58,020       $128,760
Chairman & Chief Executive                                         ($6.57 CAD)
Officer                               50,000          20.1%           $3.32           July 2, 2007         $47,750       $103,760
                                                                   ($5.22 CAD)
-----------------------------------------------------------------------------------------------------------------------------------
Peter H. Rankin                         Nil            Nil             Nil                Nil                Nil            Nil
Executive Vice President,
Operations
-----------------------------------------------------------------------------------------------------------------------------------
Gerald F. Chew                          Nil            Nil             Nil                Nil                Nil            Nil
President and Chief Operating
Officer
-----------------------------------------------------------------------------------------------------------------------------------
David Haak                              Nil            Nil             Nil                Nil                Nil            Nil
Vice President Sales, Americas
-----------------------------------------------------------------------------------------------------------------------------------
Tom Lawdensky                           Nil            Nil             Nil                Nil                Nil            Nil
Vice President, Technology
-----------------------------------------------------------------------------------------------------------------------------------
Tommy Lee                              4,250          1.7%            $3.58         February 1, 2007       $4,200         $9,300
Senior Vice President                                              ($5.63 CAD)
Product Development
-----------------------------------------------------------------------------------------------------------------------------------
Glenn Kumoi                           10,000          4.0%            $3.26        September 20, 2007      $9,000         $19,900
Senior Vice President and Chief                                    ($5.10 CAD)
Legal Officer                          2,000          0.8%            $3.61         January 2, 2007        $2,000         $4,370
                                                                   (5.63 CAD)
-----------------------------------------------------------------------------------------------------------------------------------
Gene Mastro                             Nil            Nil             Nil                Nil                Nil            Nil
Senior Vice President, Sales
-----------------------------------------------------------------------------------------------------------------------------------

The following table sets forth details of each exercise of stock options during the fiscal year ended December 31, 2002 by any of the Named Executive Officers, and the fiscal year end value of unexercised options on an aggregate basis:



   Aggregated Options Exercised During the Fiscal Year Ended December 31, 2002 and Fiscal Year-End Option Values
-----------------------------------------------------------------------------------------------------------------------------------
                                                                              Unexercised Options
                                                                                 At FY-End (#)          Value of Unexercised in the
                                             Securities       Aggregate           Exercisable/            Money-Options at FY-End
                                            Acquired on    Value Realized        Unexercisable              (US$) Exercisable/
                  Name                      Exercise (#)         ($)                                      Unexercisable (US$) (1)
-----------------------------------------------------------------------------------------------------------------------------------
Erik Dysthe                                     Nil             Nil           113,000 (exercisable)       $ nil (exercisable)
Chairman & Chief Executive Officer                                             50,000 (unexercisable)     $ nil (unexercisable)
-----------------------------------------------------------------------------------------------------------------------------------
Peter H. Rankin                                 Nil             Nil            36,944 (exercisable)       $ nil (exercisable)
Executive Vice President, Operations                                           33,056(unexercisable)      $ nil (unexercisable)
-----------------------------------------------------------------------------------------------------------------------------------
Gerald F. Chew                                  Nil             Nil            65,000 (exercisable)       $9,235 (exercisable)
President and Chief Operating Officer                                           nil (unexercisable)       $ nil (unexercisable)
-----------------------------------------------------------------------------------------------------------------------------------
David Haak                                      Nil             Nil            19,722 (exercisable)       $500 (exercisable)
Vice President Sales, Americas                                                  2,778 (unexercisable)     $500 (unexercisable)
-----------------------------------------------------------------------------------------------------------------------------------
Glenn Kumoi                                     Nil             Nil            15,722 (exercisable)       $560 (exercisable)
Senior Vice President and Chief Legal                                          14,778 (unexercisable)     $560 (unexercisable)
Officer
-----------------------------------------------------------------------------------------------------------------------------------
Gene Mastro                                     Nil             Nil             nil (exercisable)         $ nil (exercisable)
Senior Vice President, Sales                                                    nil (unexercisable)       $ nil (unexercisable)
-----------------------------------------------------------------------------------------------------------------------------------
Tom Lawdensky                                   Nil             Nil             nil (exercisable)         $ nil (exercisable)
Vice President, Technology                                                      nil (unexercisable)       $ nil (unexercisable)
-----------------------------------------------------------------------------------------------------------------------------------
Tommy Lee                                       Nil             Nil            33,409 (exercisable)       $1,115 (exercisable)
Senior Vice President                                                           7,091 (unexercisable)     $1,115 (unexercisable)
Product Development
-----------------------------------------------------------------------------------------------------------------------------------
Notes:
(1)  Based on Nasdaq closing price of US$3.20 on December 31, 2002.



- Submitted by the Compensation Committee:

Robert C. Harris, Jr., Chairman
Marc Rochefort
David R. Van Valkenburg

Compensation of Directors

During the latest fiscal year, the Company paid its non-employee Directors a meeting stipend of US$2,500 for each board meeting they attended in person, US$1,250 for each board meeting they attended by telephone, and US$1,000 for certain committee meetings. A Special Committee of the Board of Directors was formed in 2002. Its mandate was to review strategic business development alternatives that would potentially enhance shareholder value, including the disposition of Connectria Corporation (which was disposed of in July 2002) and other strategic initiatives. In the case of the Special Committee, members received an amount of US$312.50 per hour for time devoted to committee work (to a maximum of US$2,500 per day), except where such committee work was worked on concurrently with a board meeting, in which case no compensation was paid. During the fiscal year ended December 31, 2002, the non-employee directors of the Company received aggregate cash compensation of US$194,478 for their services. The non-employee Directors were also reimbursed for actual expenses reasonably incurred in connection with the performance of their duties as Directors.

Non-employee Directors were also eligible to receive stock options issued pursuant to the Company's stock option plan in consideration for their services as Directors and in accordance with rules and policies of The Toronto Stock Exchange. On June 27, 2002, the Company's five non-employee Directors were granted options to acquire 3,000 common shares each; at an exercise price of US$3.27/CDN$5.18 per share, vesting over thirty-six months and subject to the grantee being a Director on the date of vesting.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

No director, executive officer, senior officer, proposed nominee for election as a director or associate or affiliate of any such director, senior officer or proposed nominee, is currently, or at any time during the financial year ended December 31, 2002 has been, indebted to the Company or its subsidiaries.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Other than as disclosed in this Management Proxy Circular, no insider, proposed nominee for election as a director, or any associate or affiliate of the foregoing, has had any material interest, direct or indirect, in any transaction or proposed transaction since the commencement of the Company's 2002 fiscal year which has materially affected or would materially affect the Company or any of its subsidiaries.

Directors' and Officers' Liability Insurance

As at April 22, 2003, the Company had in force Directors' and Officers' Liability Insurance policies in the amount of US$10,000,000 for the benefit of the directors and officers of the Company and its subsidiaries. The total amount of the premiums paid by the Company for the policies in effect for the fiscal year ended December 31, 2002 was US$397,760. No portion of these premiums were paid by the directors and officers of the Company. The policies provide for no deductible for any loss in connection with claims against a director or officer and deductibles of US$200,000 for claims relating to violations of United States securities laws and US$50,000 for other claims resulting in a loss for the Company.

PERFORMANCE GRAPH

The Company's  Common  shares  commenced  trading on The Toronto Stock  Exchange
(TSX) on December 20, 1995. Trading on The Nasdaq National Market commenced on November 26, 1996.

The following graph shows the cumulative total shareholder return on a $100 investment in MDSI shares for the five most recently completed fiscal years compared with the cumulative total return of the S&P/TSX Composite Index (formerly, the TSE 300 Index) over the same period. The graph assumes reinvestment of all dividends.



                            COMPARISON OF FIVE-YEAR CUMMULATIVE TOTAL
                          RETURN BETWEEN THE COMPANY AND TSE 300 INDEX
               [OBJECT IN ORIGINAL IS GRAPH MADE UP OF BELOW LISTED TABULAR DATA]


-----------------------------------------------------------------------------------------
Year Ended December 31        1997       1998         1999      2000       2001     2002
-----------------------------------------------------------------------------------------
S&P/TSX Composite Index        100      96.81       125.59    133.35     114.76    98.73
-----------------------------------------------------------------------------------------
MDSI                           100     101.85       137.04     42.59      20.85    18.81
-----------------------------------------------------------------------------------------

CORPORATE GOVERNANCE

Mandate of the Board

The mandate of the Board of Directors is to supervise the management of the business and affairs of the Company. In fulfilling its mandate, the Board is responsible for, among other things:

(a)  adoption of a strategic planning process;
(b) identification of the principal risks of the Company's business and ensuring the implementation of the appropriate systems to manage these risks;
(c) succession planning for the Company including appointing, training and monitoring senior management;
(d)  a communications policy for the Company; and
(e) the integrity of the Company's internal control and management information systems.

The Board of Directors are kept informed of the Company's operations at meetings of the Board and its committees, and through reports and analysis by, and discussions with, management. The Board of Directors meets on a regularly scheduled basis. The frequency of meetings of the Board depends upon the state of the Company's affairs and the opportunities or risks which the Company faces. In addition to the four regularly scheduled meetings of the Board held in 2002, the Board met on three occasions, in person or by telephone conference, to deal with new issues. In addition, communications between the directors and management occur apart from regularly scheduled board and committee meetings.

Committees of the Board of Directors

The Board of Directors has established three standing committees, the Audit Committee, the Compensation Committee and the Corporate Governance & Nominating Committee. Each of these committees has been delegated certain responsibilities and has been instructed to perform certain advisory functions and either make certain decisions or recommendations and report to the board of directors.

Audit Committee

The Audit Committee reviews the annual and interim financial statements of the Company and certain other public disclosure documents required by regulatory authorities and makes recommendations to the Board with respect to such statements and documents. The Committee also makes recommendations to the Board regarding the appointment of independent auditors, reviews the nature and scope of the annual audit as proposed by the auditors and management, reviews with management the risks inherent in the Company's business and risk management programs relating thereto and assesses the auditors' performance. The Committee also reviews with the auditors and management the adequacy of the internal accounting control procedures and systems within the Company. The Audit Committee is composed of three directors, Terrence P. McGarty (Chairman), Peter Ciceri and David R. Van Valkenburg, all of whom are unrelated directors.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for monitoring and assessing the corporate governance systems in place in the Company. The Committee also monitors the Company's corporate disclosure policy and business conduct policy for its directors and officers as well as the effectiveness of the Board, its size and composition, its committees and the individual performance of its directors. The Committee is also responsible for identifying and recommending potential appointees to the Board. The Committee further ensures that an annual strategic planning process and review is carried out and periodically reviews the directors and officers third party liability insurance to ensure adequacy of coverage. The Committee also approves an appropriate orientation and education program for new recruits to the Board of Directors. The Corporate Governance and Nominating Committee is currently composed of five directors, Marc Rochefort (Chairman), Robert C. Harris, Jr., Terrence P. McGarty, Peter Ciceri and David R. Van Valkenburg, all of whom are unrelated directors.

Compensation Committee

The mandate of the Compensation Committee is to ensure the ongoing and long-term development and deployment of high caliber senior management resources. The Committee also ensures that compensation policy and practice is supportive of the Company's business strategies and that the relationship between senior management performance and compensation is appropriate. The Committee is also charged with administering the Stock Option Plan and the Stock Purchase Plan of the Company. The Committee reviews human resource matters with emphasis on overall strategy and programs relating to recruitment, development and continuity of personnel as well as the succession of senior management. The Compensation Committee is composed of three directors, Robert C. Harris, Jr. (Chairman), Marc Rochefort and David R. Van Valkenburg, all of whom are unrelated directors.

Disclosure of Corporate Governance Policies

The Toronto Stock Exchange requires that each listed corporation disclose the corporation's policies with respect to corporate governance. The disclosure must be made with reference to the guidelines (the "TSX Guidelines") contained in the final report of the TSX Committee on Corporate Governance. The TSX Guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and education of board members.

The Company's Board of Directors and senior management consider good corporate governance to be central to its effective and efficient operation. The disclosure required by the TSX is set out in a table attached as Appendix A to this proxy circular.

Independence of the Board. The TSX Guidelines focus on the constitution and independence of corporate boards. Under the TSX Guidelines, an "unrelated" director is a director who is independent of the Company's management and is free from any interest in any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the Company's best interests, other than interests and relationships arising from shareholdings. The TSX Guidelines also distinguish between inside directors (a director who is an officer or employee of MDSI or any of its affiliates) and outside directors.

The directors have examined the relevant definitions in the TSX Report and have individually considered their respective interests and relationships in and with the Company. As a consequence, the Board has determined that of its six proposed directors, five are unrelated directors and one is a related director. Mr. Dysthe is an "inside director" (i.e. directors who are officers and/or employees of the Company or any of its affiliates) and is, by definition, a "related director. The Board considers its current size of six directors to be appropriate at the current time.

Lead Director. Since the Chairman of the Board is also the Company's President and Chief Executive Officer, the Corporate Governance & Nominating Committee recently considered the appropriateness of appointing a lead director. It concluded that based on the ratio of unrelated directors to related directors, the size of the current Board and each directors' ability to have their concerns addressed, that the Company currently has sufficient safeguards in place to operate independently of management without the need to appoint a lead director at this time. In addition, each Committee of the Board is composed entirely of members who are unrelated.

Significant Shareholder. The TSX Guidelines recommend that if a company has a "significant shareholder", the Board of Directors should, in addition to having a majority of unrelated directors, include a number of directors who do not have interests in, or relationships with, either the company or the significant shareholder and should be constituted to fairly reflect the investment in the company by shareholders other than the significant shareholder. A "significant shareholder" is defined as a shareholder with the ability to exercise a majority of the votes for the election of directors attached to the outstanding shares of the company. The Company does not have a significant shareholder (as defined).

APPOINTMENT OF AUDITORS

The management of the Company will recommend to the Meeting to appoint Deloitte & Touche as auditors of the Company and to authorize the directors to fix their remuneration. Deloitte & Touche were first appointed auditors of the Company on September 11, 1995.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

Management of the Company knows of no matters to come before the Meeting other than those referred to in the Notice of Meeting accompanying this Management Proxy Circular. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the form of proxy accompanying this Management Proxy Circular to vote the same in accordance with their best judgement of such matters.

GENERAL

All matters referred to herein for approval by the shareholders require a simple majority of the shareholders voting , in person or by proxy, at the Meeting.

ADDITIONAL INFORMATION

The Company will provide to any person or company one copy of any of the following documents:

(a) the latest annual information form of the Company, together with any document, or the pertinent pages of any document, incorporated therein by reference, filed with the applicable regulatory authorities;

(b) the comparative financial statements of the Company for its most recently completed financial year in respect of which financial statements have been issued together with the accompanying report of the auditor and any interim financial statements of the Company, filed with the applicable regulatory authorities subsequent to the filing of the annual financial statements; and

(c) the management proxy circular of the Company in respect of its most recent annual meeting of shareholders that involved the election of directors, filed with the applicable regulatory authorities.

Copies of the above documents will be provided free of charge to shareholders of the Company upon request to the Corporate Secretary at the Company's head office: 10271 Shellbridge Way, Richmond, British Columbia, V6X 2W8, telephone number: 604 207 6000; facsimile number: 604 207 6060.

Any shareholder who intends to present a proposal at the Company's 2004 annual meeting of shareholders must send the proposal to the Company's Corporate Secretary at the above address. In order for the proposal to be included in the Company's proxy materials sent to the shareholders, it must be received by the Company no later than January 29, 2004 and must comply with the requirements of section 137 of the CBCA. The Company is not obligated to include any shareholder proposal in its proxy materials for the 2004 annual meeting if the proposal is received after the January 29, 2004 deadline.

DIRECTORS' APPROVAL

The contents and sending of this Management Proxy Circular have been approved by the Directors of the Company.

DATED at Richmond, British Columbia, this 30th day of April, 2003.

                               BY ORDER OF THE BOARD OF DIRECTORS


                               /s/ Erik Dysthe
                               Erik Dysthe
                               Chairman, President and Chief Executive Officer


                                                           APPENDIX A

                                       Statement of MDSI's Corporate Governance Practices

                     TSX Guidelines                                                                Comments
-------------------------------------------------------------            ----------------------------------------------------------
1. The board should explicitly assume responsibility for                 Yes. A portion of time at board meetings is set aside to
stewardship of the corporation, and specifically for:                    discuss  strategic planning matters. In addition, at least
1.a Adoption of a strategic planning process.                            one board meeting each year is specifically devoted to
                                                                         strategic planning issues.

1.b Identification of principal risks and implementing                   Yes. The Board has implemented policies to identify and
management systems.                                                      manage MDSI's principal risks and to monitor them through
                                                                         systems and procedures that include progress and financial reports from management.

1.c Succession planning and monitoring senior management.                Yes. The Compensation Committee reviews and regularly
                                                                         reports to the Board on organizational structure and senior management and succession planning, including recruitment, training and monitoring processes. The Company also has a
                                                                         formal system to monitor the performance of its senior
                                                                         management and all other employees.

1.d Communications policy.                                               Yes.  The Board recently adopted a comprehensive Corporate
                                                                         Disclosure Policy to ensure effective communication by the
                                                                         Company to its shareholders and the public.

2. Majority of directors should be "unrelated" (independent of           Yes. All directors are unrelated, excluding the Company's
management and free from conflicting interest).                          Chairman, Erik Dysthe, who also serves as the President and
                                                                         Chief Executive Officer.

3. Disclose for each director whether he or she is related, and          Erik Dysthe -- Related -- Chairman of the Board, President
how that conclusion was reached.                                         and Chief and Executive Officer

                                                                         For the remainder of the current directors, none of them or their associates have worked for the Company, are parties
                                                                         to material contracts with it or  received remuneration
                                                                         from the Company other than directors' fees.

                                                                         Marc Rochefort             Unrelated
                                                                         David Van Valkenburg       Unrelated
                                                                         Peter Ciceri               Unrelated
                                                                         Robert C. Harris, Jr.      Unrelated
                                                                         Terrence P. McGarty        Unrelated

4.a Appoint a committee responsible for appointment/assessment           Yes.  The Corporate Governance and Nominating Committee is
of directors.                                                            responsible for making recommendations to the Board as to
                                                                         potential nominees and assessing the performance and
                                                                         contribution of directors.

4.b Composed exclusively of non-management directors, the                Yes.  The Corporate Governance and Nominating Committee is
majority of whom are unrelated.                                          composed entirely of non-management directors, all of whom are unrelated.

5. Implement a process for assessing the effectiveness of the            Yes. The Corporate Governance and Nominating Committee is
board, its committees and individual directors.                          responsible for developing effective and accountable
                                                                         governance practices. It has established procedures for
                                                                         assessing board effectiveness and is responsible for
                                                                         organizing and effecting peer evaluations of each director.

6. Provide orientation and education programs for new                    Yes. The Company considers its orientation and education
directors.                                                               program for new directors to be an important element in
                                                                         ensuring responsible corporate governance. In addition to
                                                                         extensive discussions with respect to the business and
                                                                         operations of the Company, new directors receive records
                                                                         of historical public information on the Company together
                                                                         with the mandates and prior minutes of applicablecommittees of the Board. In addition, board meetings are periodically held at various Company facilities and are usually combined with presentations by the Company's management to give the directors additional insight into the Company's business.
                                                                         Directors are also encouraged to attend the Company's trade shows and annual user's conference.




7. Consider the size of the Board, with a view to improving              Yes. The mandate of the Corporate Governance and Nominating
effectiveness.                                                           Committee includes the proposal for nominations as
                                                                         directors of qualified candidates who provide a good
                                                                         balance in terms of their backgrounds and experience in
                                                                         different industries. In 2001, the size of the Board was
                                                                         reduced from nine members to six, an effective number
                                                                         according to the TSX Guidelines.

8. Review compensation of directors in light of risks and                Yes. The Compensation Committee periodically reviews and
responsibilities.                                                        recommends to the Board the remuneration of directors. The
                                                                         Committee considers time commitment, contribution, and
                                                                         responsibilities in determining remuneration.

9.a   Committees should generally be composed of non-management          Yes.  MDSI's committees are composed entirely of
directors.                                                               non-management directors, all of whom are unrelated
                                                                         directors.

9.b Majority of committee members should be unrelated.                   Yes.  Each Committee of the Board is compromised entirely
                                                                         of members who are unrelated.

10. Appoint a committee responsible for approach to                      Yes. The Corporate Governance and Nominating Committee's
corporate governance issues.                                             mandate includes responsibility for developing and
                                                                         monitoring the Company's approach to corporate governance
                                                                         issues.

11.a  Define limits to management's responsibilities by                  Yes.  The Board has responsibility for the overall guidance
developing mandates for:                                                 and management of the Company.  Any responsibility which is
(i) the Board.                                                           not delegated to senior management or a board committee
                                                                         remains with the entire board.

(ii) the Chief Executive Officer.                                        Yes.  The Chief Executive Officer's written objectives,
                                                                         which are reviewed by the Compensation Committee,
                                                                         constitute a mandate on a year-to-year basis. These
                                                                         objectives include the general mandate to maximize
                                                                         shareholder value.

11.b Board should approve the Chief Executive Officer's                  Yes. The Chief Executive Officer's objectives are
corporate objectives.                                                    consistent with the Company's strategic plan and annual
                                                                         budget, which is approved by the Board annually and
                                                                         modified by the Board during the year as required.

12. Establish structures and procedures to enable the Board              Yes. Since the Chairman of the Board is the President and
to function independently of management.                                 Chief Executive Officer, the Corporate Governance and
                                                                         Nominating Committee recently reviewed the necessity to
                                                                         appoint a Lead Director of the board. It concluded that
                                                                         since each  Committee of the Board is comprised entirely of members who are unrelated, and given the ratio of unrelated directors to related directors, the size of the current
                                                                         board and each director's ability to have his concerns
                                                                         addressed, that the Company currently has sufficient
                                                                         safeguards in place to operate independently of management without the need to appoint a lead director at this time.

13.a Establish an Audit Committee with a specific mandate.               Yes.  The Audit Committee is mandated to monitor the audit of MDSI and the preparation of financial statements, to
                                                                         review and recommend to the Board of Directors all
                                                                         financial disclosure contained in prospectuses, annual
                                                                         reports, annual information forms, management proxy
                                                                         circulars, and other similar documents, and to meet with
                                                                         the outside auditors independently of management. The Audit
                                                                         Committee also reviews and approves the quarterly financial statements and related financial disclosure.

13.b All members should be non-management directors.                     Yes.  The Audit Committee is comprised entirely of
                                                                         directors who are unrelated.

14. Implement a system to enable individual directors to                 Yes. Individual directors can engage outside advisers with
engage outside advisers, at the corporation's expense.                   the prior authorization of the Corporate Governance and
                                                                         Nominating Committee.





                                      A-2